UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

PHYSICIANS REALTY TRUST
PHYSICIANS REALTY L.P.
(Exact name of registrant as specified in its charter)

Maryland (Physicians Realty Trust) Delaware (Physicians Realty L.P.)	001-36007 333-205034-01	46-2519850 80-0941870
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Physicians Realty Trust Emerging growth company ☐ Physicians Realty L.P. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Physicians Realty Trust ☐  Physicians Realty L.P. ☐

Item 8.01. Other Events.

Since November 3, 2017, Physicians Realty Trust (the "Company"), through subsidiaries of its operating partnership, Physicians Realty L.P. (the "Operating Partnership"), acquired seven medical office facilities, located in four states containing an aggregate of approximately 938,831 net leasable square feet, and purchased the remaining ownership interest in a 22,948 square foot medical office facility located in Arizona that it partially owned for an aggregate purchase price of approximately $356.8 million. Additionally, on December 18, 2017, the Company, through a subsidiary of its Operating Partnership, completed the sale of a 20,939 square foot medical office building located in Nebraska for approximately $2.5 million, recognizing a gain on the sale of approximately $0.8 million.

A copy of the Company's press release announcing the investment activity discussed in this report and other matters is filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statement and Exhibits

(d) 99.1 Press Release, dated December 21, 2017, issued by Physicians Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017		PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

Date: December 21, 2017		PHYSICIANS REALTY L.P.
by: Physicians Realty Trust, its general partner

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 21, 2017, issued by Physicians Realty Trust